EXHIBIT 10.2

(Ji-Bo Pipes & Valves)	(Translated from Chinese)

STOCK EXCHANGE AGREEMENT

Party A: Hangzhou Haohai Culture Communication Co., Ltd

Party B: EastBridge Investment Group Corp

Through friendly consultations, the two parties have reached a stock exchange agreement as follows:

1) Party A tenders 51% of the common stock of ZB Media Corporation in exchange for 1,000,000 shares of party B's B-preferred stock

2) Both parties agree to commence the audit process as soon as practicable for ZB Media Corporation by a qualified public accounting firm and to prepare for the listing process.

Matters not mentioned herein will be discussed separately in supplemental agreements by both sides. The supplemental agreements and this agreement are equally valid.

The two parties shall abide by the provisions of this agreement. If there is any contravention, the infringed party can legally apply for arbitration or lodge a complaint in China or in the United States.

Party A: Hangzhou Haohai Culture Communication Co., Ltd

Party B: EastBridge Investment Group Corp

September, 21st, 2008